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                                  Exhibit (11)

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings


                                                                      Three Months Ended                   Six Months Ended
                                                                           June 30,                             June 30,
                                                                   ---------------------------------------------------------------
                                                                      1996            1995               1996              1995
                                                                   ----------      ----------         ----------        ----------
Income for primary earnings per share:
   Net income                                                A     $1,985,086      $1,296,564         $3,744,831        $2,553,638
                                                                   ==========      ==========         ==========        ==========

Income for fully diluted earnings
   per share:
      Net income                                                   $1,985,086      $1,296,564         $3,744,831        $2,553,638
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
           Interest                                                    86,816         329,885            333,049           647,141
           Amortization of bond discount
              and expense                                              19,197           3,429             22,184             7,250
                                                                   -----------     ----------         ----------        ----------

      Income for fully diluted shares                        B     $2,091,099      $1,629,878         $4,100,064        $3,208,029
                                                                   ==========      ==========         ==========        ==========

Common shares for primary earnings
   per share:
      Average shares issued                                         6,915,858       6,496,667          6,738,130         6,496,641
      Add assumed conversion at the beginning
         of the period or issuance date if later:
           Stock options                                               46,454           2,448             45,228             1,399
           ESOP shares allocated                                       43,449          26,250             39,662            24,611
      Less: Average Treasury shares                                    39,843         150,343             55,629           150,343
                                                                   ----------      ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                          C      6,965,918       6,375,022          6,767,391         6,372,308
                                                                   ==========      ==========         ==========        ==========

Common shares for fully diluted
   earnings per share:
      Average common shares                                         6,965,918       6,375,022          6,767,391         6,372,308
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                        1,146,080       2,349,449          1,146,080         2,349,449
         Series B preferred shares                                      2,547           2,576              2,559             2,576
         ESOP shares unallocated                                      206,551         223,750            210,338           225,389
         Stock options                                                    634           3,877              1,508             2,215
                                                                   ----------      ----------         ----------        ----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)
                                                             D      8,321,730       8,954,674          8,127,876         8,951,937
                                                                   ==========      ==========         ==========        ==========




Per average common share:
   Net income                         (A / C)                       $0.28           $0.20              $0.55             $0.40
                                                                    =====           =====              =====             =====
   Net income assuming full dilution  (B / D)                       $0.25           $0.18              $0.50             $0.36
                                                                    =====           =====              =====             =====



Note:      Based on shares at end of each month.

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